APPENDIX
B

                           A.P. PHARMA, INC.
               Proxy Solicited by the Board of Directors
                for the Annual Meeting of Stockholders
                       to be held May 22, 2002

The undersigned hereby appoints Paul Goddard and Michael O'Connell, or either of them, each with full power of substitution, as the proxyholder(s) of the undersigned to represent the undersigned and vote all shares of the Common Stock of A.P. Pharma, Inc. (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the corporate offices at 123 Saginaw Drive, Redwood City, California at 9:00 a.m., local time, on May 22, 2002, and at any adjournments or postponements of such meeting, as follows:

The Board of Directors recommends that you vote FOR the proposals on the reverse side. This proxy, when properly executed, will be voted in the manner directed. WHEN NO CHOICE IS INDICATED THIS PROXY WILL BE VOTED FOR THE FOLLOWING PROPOSALS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted, by any of the means described in the accompanying proxy statement.

A.P. PHARMA, INC.
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

VOTE BY TELEPHONE                         VOTE BY INTERNET
-----------------                         ----------------
It's fast, convenient, and immediate!     It's fast, convenient, and your
Call Toll-Free on a Touch-Tone Phone      vote is immediately confirmed and
1-877-PRX-VOTE (1-877-779-8683).          posted.

Follow these four easy steps:             Follow these four easy steps:
1. Read the accompanying Proxy            1. Read the accompanying Proxy
   Statement and Proxy Card.                 Statement and Proxy Card.
2. Call the toll-free number              2. Go to the Website
   1-877-PRX-VOTE (1-877-779-8683).          http://www.eproxyvote.com/appa
3. Enter your Voter Control Number        3. Enter your Voter Control
Number
   located on your Proxy Card above          located on your Proxy Card
   your name.                                above your name.
4. Follow the recorded instructions.      4. Follow the instructions
provided.

YOUR VOTE IS IMPORTANT!                   YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!              Go to
http://www.eproxyvote.com/appa
anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

    [X]   Please mark
          votes as in
          this example

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

1. To elect as directors, to hold office until the next annual meeting of stockholders and until their successors are elected, the seven nominees listed below:

Nominees:  Stephen Drury, Paul Goddard, Michael O'Connell, Peter
Riepenhausen, Toby Rosenblatt, Gregory Turnbull, and Dennis Winger

              [ ]   FOR                   [ ]   WITHHELD
                    ALL                         FROM ALL
                  NOMINEES                      NOMINEES


[ ]
    ----------------------------
    For all nominees, except as noted above.

2.  To approve adoption of the Company's 2002 Equity Incentive Plan.

              FOR       AGAINST          ABSTAIN
              [ ]         [ ]               [ ]


3. In their discretion, the proxyholders are authorized to transact such other business as properly may come before the meeting or any adjournments or postponements of the meeting. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the meeting.

     MARK HERE
    FOR ADDRESS          [ ]
     CHANGE AND
    NOTE AT LEFT

Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.


Signature:            Date:            Signature:            Date:

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